Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-81876 and 333-32225) of Digital Video Systems, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-65598 and 333-39211) of Digital Video Systems, Inc. of our report dated March 31, 2002 relating to the financial statements and financial statement schedule included in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP
Palo Alto, California
March 31, 2002